UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 13, 2012

FleetCor Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35004	72-1074903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5445 Triangle Parkway, Suite 400, Norcross, Georgia		30092
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (770) 449–0479

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre-commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre-commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 8.01	Other Events.

Recent Developments

FleetCor Technologies, Inc. (“FleetCor”) continues to actively pursue acquisitions of businesses with attractive business models in its current markets and other attractive markets. FleetCor has non-binding letters of intent to acquire three companies located outside of the United States. The aggregate purchase price for these acquisitions would be approximately $250 million in cash, which FleetCor expects would be funded with cash on hand and borrowings under FleetCor’s credit facilities. Although FleetCor is in varying stages of due diligence and contract negotiations regarding these acquisitions, all of the acquisitions remain subject to the satisfactory completion of due diligence, negotiation and resolution of business and legal issues, negotiation and completion of mutually satisfactory definitive agreements and corporate approvals by the parties. FleetCor cannot provide assurance that any of these acquisitions will be completed on acceptable terms or at all.

Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined statements of income of FleetCor for the year ended December 31, 2011, giving effect to FleetCor’s acquisition of Allstar Business Solutions Limited, are filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Credit Agreement Amendment

On March 13, 2012, FleetCor entered into the first amendment (the “Amendment”) to its five-year, $900 million Credit Agreement (the “Credit Agreement”), by and among FleetCor, as guarantor, FleetCor Technologies Operating Company, LLC, the other Guarantors, the Lenders party thereto and Bank of America, N.A., as administrative agent. The Amendment adds two U.K. entities as designated borrowers and adds a $110 million foreign currency swing line subfacility under the existing revolver, which will allow for alternate currency borrowing on the swing line. The Amendment also permits FleetCor to provide a cash deposit of up to $50 million to a processor in connection with one of its MasterCard programs.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about FleetCor’s beliefs, expectations and future performance and potential acquisitions are forward-looking statements. Forward-looking statements can be identified by the use of words such as “anticipate,” “intend,” “believe,” “estimate,” “plan,” “seek,” “project” or “expect,” “may,” “will,” “would,” “could” or “should,” the negative of these terms or other comparable terminology. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those contained in any forward-looking statement, such as those risks and uncertainties identified under the caption “Risk Factors” in FleetCor’s Annual Report on Form 10-K for the year ended December 31, 2011, filed with the Securities and Exchange Commission on February 29, 2012. FleetCor

believes these forward-looking statements are reasonable; however, forward-looking statements are not a guarantee of performance, and undue reliance should not be placed on such statements. The forward-looking statements included in this Current Report on Form 8-K are made only as of the date hereof, and FleetCor does not undertake, and specifically disclaims, any obligation to update any such statements or to publicly announce the results of any revisions to any of such statements to reflect future events or developments.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Unaudited Pro Forma Condensed Combined Financial Information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FleetCor Technologies, Inc.

March 13, 2012	By:	/s/ Eric R. Dey
Eric R. Dey
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Unaudited Pro Forma Condensed Combined Financial Information.